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                                                                    EXHIBIT 10.2
STATE OF GEORGIA

GWINNETT COUNTY


         THIS LEASE AGREEMENT, made this 8th day of August, 1991, by and between L-J Properties Inc., hereinafter referred to as "Landlord," and Larson-Juhl Inc., hereinafter referred to as "Tenant;"

                                   WITNESSETH:

         1.01 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the property hereinafter referred to as the LEASED PREMISES, described as: 65,801 sq. ft. at 3900 Steve Reynolds Blvd., Norcross 30093, in Gwinnett County, Georgia, and property as shown in Exhibit "A".

                                      TERM

         2.01 TO HAVE AND TO HOLD said Leased Premises for a term of ten (10) years, commencing August 8, 1991.

                                     RENTAL

         3.01 As rental for the Leased Premises, Tenant agrees to pay to L-J PROPERTIES INC., for the account of Landlord, the sum of Five-Hundred Twenty Three Thousand Two Hundred Dollars ($523,200) per year, payable in monthly installments ("Monthly Base Rent") each in the amount of Forty-Three Thousand Six Hundred Dollars ($43,600) on or before the first day of each calendar month beginning on the date determined in Paragraph 2.01 and thereafter for the remainder of the term, together with any other additional rental as hereinafter set forth. Monthly Base Rent hereunder shall be adjusted annually, after written notice from the Landlord. The annual Monthly Base Rent adjustment shall be the greater of four and one-half percent (4.5%) or the proportional increase, if any, in the United States Consumer Price index (all items Atlanta, Georgia area, of the U.S. Bureau of Labor Statistics), from the first month of the lease year to the last month of the lease year previous to the lease year for which the Monthly Base Rent adjustment is computed. Tenant shall pay interest at a rate of twelve percent (12%) per annum on all payments more than 10 days past due. If the Lease shall end on any date, other than the last day of a calendar month, rent for such month shall be prorated.

Tenant has deposited with Landlord, upon delivery of this Lease Agreement, an amount equal to Eighty Seven Thousand Two Hundred Dollars ($87,200), half of which, or Forty-Three Thousand Six Hundred Dollars ($43,600), is to be applied as last month's rental, the other half, or Forty-Three Thousand Six Hundred Dollars ($43,600), shall be held as a refundable security deposit.


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Any other adjustments to Monthly Base Rent shall be agreed upon by Landlord and
Tenant. Notwithstanding anything contained in this Lease Agreement, any increase to Monthly Base Rent that has occurred on or before such assignment shall not survive an assignment of this Lease Agreement by Landlord.

         3.02 In addition to the Monthly Base Rent called for herein, Tenant shall contract for landscape maintenance service.

         3.03 Tenant consents to pay as additional rent to Landlord, any utility surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any Federal, State, Municipal or local governmental authorities in connection with the use or occupancy of the Leased Premises.

                         DELAY IN DELIVERY OF POSSESSION

         4.01 If Landlord, for any reason whatsoever, cannot deliver possession of the Leased Premises to Tenant at the commencement of the term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event there shall be a proportionate reduction of rent covering the period between the commencement of the term and the time when Landlord can deliver possession. If delay is longer than three (3) months, Landlord will provide Tenant such space (not exceeding in area the Leased Premises) as Landlord may have available, until the Leased Premises can be completed, at no charge to Tenant. The term of this Lease shall be extended by such delay.

                             USE OF LEASED PREMISES

         5.01 The Leased Premises may be used and occupied for manufacturing and assembly, testing, warehousing and distribution, showroom and offices, other such purposes which relate to Tenant's business and for no other purpose or purposes, without Landlord's consent. Tenant shall promptly comply with all laws, ordinances, orders, and regulations affecting the Leased Premises and their cleanliness, safety, occupation and use. Tenant shall comply fully with all environmental laws and regulations, and all other legal requirements, applicable to Tenant's operations at, on or within, or to Tenant's use and occupancy of, the Leased Premises.

         5.02 Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use in quantities which would violate any applicable federal, state or local environmental laws and regulations of such substances or materials in any manner not sanctioned by law for the storage and use of such substances or materials, nor allow to be brought into the Project any such materials or substances except to use in the ordinary course of Tenant's business. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any


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applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord as additional charges if such requirement applies to the Leased Premises. In addition, Tenant may execute affidavits, representations, and the like from time to time concerning Tenant's best actual knowledge and belief regarding the presence of hazardous substances or materials on the Leased Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this lease from any release of hazardous materials on the Leased Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The covenants within shall survive the expiration or earlier termination of the lease term only for matters discussed herein occurring while Tenant is in possession.

                                    UTILITIES

         6.01 Landlord shall not be liable in the event of any interruption in the supply of any utilities. Tenant agrees that ft will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed by Tenant at Tenant's expense in accordance with plans and specifications approved by Landlord. Tenant shall be solely responsible for and shall pay all charges for use or consumption of sanitary sewer, water, gas, electricity and any other utility services.

                          ACCEPTANCE OF LEASED PREMISES

         7.01 By entry hereunder, Tenant acknowledges that it has examined the Leased Premises and accepts the same as being in the condition called for by this Lease, and as suited for the uses intended by Tenant.

                          ALTERATIONS, MECHANICS' LIENS

         8.01 Tenant may install trade fixtures, machinery or other trade equipment in conformance with applicable laws, statutes, ordinances, rules, regulations, and the same may be removed upon the termination of this Lease provided Tenant shall not be in default under any of the terms and conditions of this Lease, and the Leased Premises are not damaged by such removal. Tenant shall return the Leased Premises on the termination of this Lease in the same condition as when rented to Tenant, reasonable wear and tear excepted. Tenant shall keep the Leased Premises, the building and property in which the Leased Premises are situated free from any liens arising out of any work performed for, materials furnished to, or obligations incurred by Tenant.

                             FIRE INSURANCE, HAZARDS

         9.01 Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises necessary for the maintenance of reasonable fire and public liability insurance, covering the Leased Premises, building and appurtenances.



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                            INDEMNIFICATION BY TENANT

         10.01 Tenant shall indemnify and hold harmless Landlord against and from any and all claims arising from Tenant's use of the Leased Premises (other than those arising from negligence of Landlord or its agents or employees), or the conduct of its business or from any activity, work, or thing done, permitted or suffered by the Tenant in or about the Leased Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of the Tenant, or of its agents or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought relative thereto and in case any action or proceeding be brought against Landlord shall defend the same at Tenant's expense by counsel, chosen by Tenant. The obligations of Tenant under this section arising by reason of any occurrence taking place during the term of this Lease shall survive any termination of this Lease.

                                WAIVER OF CLAIMS

         11.01 Tenant, as part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, wares and merchandise in, upon or about the Leased Premises and for injury to Tenant, its agents, employees, invitees, or third persons in or about the Leased Premises from any cause arising at any time, other than the negligence of Landlord, its agents and employees.

                                     REPAIRS

         12.01 Provided Landlord agrees to pursue all remedies related to construction defects and warranties, tenant shall, at its sole cost, keep and maintain the Leased Premises and appurtenances and every part thereof including by way of illustration and not by way of limitation the foundation, structure, roof, parking and drives, all windows, and skylights, doors, and store front and the interior of the Leased Premises, including all plumbing, heating, air conditioning, sewer, electrical systems and all fixtures and all other similar equipment serving the Leased Premises in good and sanitary order, condition, and repair. Tenant shall be responsible for all pest control within the Leased Premises. Tenant shall, at its sole cost, keep and maintain all utilities, fixtures and mechanical equipment, used by Tenant. In the event Tenant fails to maintain the Leased Premises as required herein in the opinion of Landlord, after reasonable diligence, determines that the repairs are required on an emergency basis and Tenant will not commence repairs within a reasonable timeframe with respect to the emergency, or in such other circumstances where no emergency exists, tenant fails to commence repairs (requested by Landlord in writing) within thirty (30) days after such request, or fails diligently to proceed thereafter to complete such repairs, Landlord shall have the right in order to preserve the Leased Premises or portion thereof, and/or the appearance thereof, to make such repairs or have a contractor make such repairs and charge Tenant for the cost thereof as additional rent.



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                                 NON-DISTURBANCE

         13.01 Tenant acknowledges that Landlord may assign this Lease. Landlord agrees that a condition of the assignment will be the assignee's acknowledgment that the lease shall not be terminated, nor shall Tenant's use, possession, or enjoyment of the Leased Premises be interfered with, nor shall the leasehold estate granted by the Lease be affected in any other manner, other than as is described in the Landlord's assignment, by exercising the assignment.

                                ENTRY BY LANDLORD

         14.01 Tenant shall permit Landlord and Landlord's agents to enter the Leased Premises at all reasonable times and not disruptive to Tenant's business for the purpose of inspecting the same or for the purpose of maintaining the building, or for the purpose of making repairs, alterations, or additions to any portion of the building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs. If the Tenant defaults under the terms of this Lease, after notice, the Landlord will be permitted to show the Leased Premises to prospective tenants, or place upon the building any usual or ordinary "for sale" signs, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Leased Premises thereby occasioned; and shall permit Landlord at any time within thirty (30) days prior to the expiration of this Lease, to place upon the Leased Premises any usual or ordinary "to let" or "to lease" signs. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the exterior doors about the Leased Premises.

                                      TAXES

         15.01 (a) Tenant shall pay and discharge, on or before the last day on which the same may be paid without penalty, "all taxes", (as hereinafter defined) which shall or may during the term be levied, assessed or imposed on or become a lien upon or grow due or payable out of or for or by reason of the Leased Premises or any part thereof, or the Landlord's interest in the real property described on Exhibit "A" hereto. For the purposes hereof "taxes" means all taxes at any time imposed by the United States of America or by any state, city, county or other political or taxing subdivision thereof upon or against this Lease, the Leased Premises, the use or occupancy thereof, the buildings, improvements or personalty thereon, and all assessments imposed subsequent to the execution and delivery of this lease by both Landlord and Tenant (including assessments for benefits from public works or improvements, whether commenced or completed prior to the commencement of the term hereof and whether or not to be completed within said term), levies, license fees, permit fees, water rents and charges, sewer rents, excises, franchises, imposts, interest, costs, penalties and charges, general and special, ordinary and extraordinary, of whatever name, nature and kind, and whether or not within the contemplation of the parties hereto, which are now or may hereafter be levied, assessed, charged or imposed upon or against this Lease, the Leased Premises, the use or occupancy thereof, or the building, improvements or personal property thereon or which are or may become a lien on any thereof. Notwithstanding anything hereinabove to the contrary, "taxes" shall not include any penalties or


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interest imposed or incurred because of Landlord's dilatory payment, unless the delay in payment is due to Tenant's breach of its obligations under this Section 15.

         (b) All assessments imposed upon the Leased Premises during the final year of the term of this Lease for public improvements which shall benefit the Leased Premises after the expiration of this Lease shall be equitably pro rated, so that only the portion of such assessments properly allocable to the term of this Lease shall be included in determining Tenant's share of "taxes" in accordance with Section 15.01 (a) above.

         15.02 Tenant shall pay all taxes, other than income taxes, upon or measured by the rent payable hereunder, whether as a sales tax, transaction privilege excise tax, or otherwise.

         15.03 Joint Assessment. If the Leased Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included with the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

         15.04 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Leased Premises or elsewhere.

                                    INSURANCE

         16.01 Liability Insurance. Tenant, at its own expense, shall provide and keep in force public liability insurance for the benefit of Landlord and Tenant jointly against liability for bodily injury and property damage in the amount of not less than Three Million Dollars ($3,000,000.00) in respect to injuries to or death of more than one person in any one occurrence, in the amount of not less than One Million Dollars ($1,000,000.00) in respect to injuries to or death of any one person, and in the amount of not less than One Million Dollars ($1,000,000.00) per occurrence in respect to damage to property, such limits to be for any greater amounts as may be reasonably indicated by circumstances from time to time existing. Tenant, upon written request by Landlord, shall furnish Landlord with a certificate of such policy within sixty
(60) days of the commencement date of this Lease and whenever required, through written notice, shall satisfy Landlord that such policy is in full force and effect. Such policy shall name Landlord or other parties designated by Landlord as additional insureds and shall be primary and non-contributing with any insurance carried by Landlord. The policy shall further provide that it shall not be canceled or altered without twenty (20) days prior notice to Landlord. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. If Tenant shall fall to procure and maintain said insurance Landlord may, but shall not be required to procure and maintain the same but at the expense of Tenant.

         16.02 Property Insurance. (a) Tenant shall maintain in full force and effect on all of its fixtures and equipment in the Leased Premises a policy or policies of fire and extended coverage


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insurance with standard coverage endorsement. During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures. Landlord will not carry insurance on Tenant's possessions. Tenant, upon written request by Landlord, shall furnish Landlord with a certificate of such policy within sixty (60) days of the commencement of this Lease, and whenever required through written notice, shall satisfy Landlord that such policy is in full force and effect.

         (b) Tenant shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Leased Premises, in the amount of the full replacement value, as agreed upon in writing by Landlord and Tenant, thereof, as the same may exist from time to time, against perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and sprinkler leakage. Such policy shall name Landlord or other parties designated by Landlord as additional insureds and shall be primary and noncontributing with any insurance carried by Landlord.

         (c) All policies of insurance shall provide that the insurers waive any right of subrogation against Landlord or Tenant.

                                   DESTRUCTION

         17.01 In the event of (a) a partial destruction of the Leased Premises or the building of which the Leased Premises are a part (hereinafter called the "building") during the lease term which requires repairs to either the Leased Premises or the building, or (b) the Leased Premises or the building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant's act, use or occupation which declaration requires repairs to either the Leased Premises or the building, Landlord shall forthwith make repairs, provided repairs can be made within three-hundred sixty (360) days under the laws and regulations of authorized public authorities, but partial destruction (including any destruction necessary in order to make repairs required by any declaration) shall in no way annul or void this Lease. In making repairs Landlord shall be obligated to replace only such glazing as shall have been damaged by fire and other damaged glazing shall be replaced by Tenant. If repairs cannot be made within three-hundred sixty (360) days, Landlord may, at its option, make same within a reasonable time, this Lease continuing in full force and effect. In the event that Landlord does not so elect to make repairs, or which repairs cannot be made within three-hundred sixty (360) days, or repairs cannot be made under current laws and regulations, this Lease may be terminated at the option of either party after the three-hundred sixty (360) day period. In the event of any dispute between Landlord and Tenant relative to the provisions of this paragraph, they may each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding on both Landlord and Tenant who shall bear the cost of such arbitration equally between them. Landlord shall not be required to repair any property installed in the Leased Premises by Tenant. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

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                            ASSIGNMENT AND SUBLETTING

         18.01 Landlord shall have the right to transfer and assign, in whole or in part its rights and obligations in the building and property that are the subject of this Lease. Tenant may assign this Lease to a related party. In the event of any assignment or subletting, Tenant shall nevertheless at all times, remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "Event of Default" as defined below, if all or any part or the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may at its option, collect directly from the assignee or subtenant all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Leased Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of Its obligations under this Lease.

                              INSOLVENCY OF TENANT

         19.01 Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or (b) a general assignment by Tenant for the benefit of creditors, shall, if any such appointments, assignments or action continues for a period of sixty (60) days, constitute a breach of this Lease by Tenant, and Landlord may at its election with notice, terminate this Lease and in that event be entitled to immediate possession of the Leased Premises and damages as provided below.

                                BREACH BY TENANT

         20.01 In the Event of a Default, if not cured by Tenant within thirty
(30) days of notice received from Landlord or if Tenant is not diligently pursuing remedies of the Event of Default, Landlord in addition to remedies that it may have hereunder, at law or in equity shall have the right to either terminate this Lease or from time to time, without terminating this Lease relet the Leased Premises or any part thereof for the account and in the name of Tenant or otherwise, for any such term or terms and conditions as Landlord may deem advisable with the right to make reasonable alterations and repairs to the Leased Premises. Tenant shall pay to Landlord the reasonable costs and reasonable expenses incurred and paid by Landlord in such reletting or in making such reasonable alterations and repairs. Should such rentals received from time to time from such reletting during any month be less than that agreed to be paid during that month by Tenant hereunder, the Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly.

         20.02 No such reletting of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, and including (1) all amounts that would have fallen


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due as rent between the time of termination of this Lease and the time of judgment, or other award, less the avails of all relettings and attornments.

                                 ATTORNEY'S FEES

         21.01 If Landlord and Tenant litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant will pay to the successful litigant all reasonable costs and reasonable expenses actually paid, including reasonable attorneys' fees and reasonable court costs actually paid, incurred by the successful litigant at trial and on any appeal. If, without fault, either Landlord or Tenant is made a party to any litigation instituted by or against the other, the other will indemnify the faultless one against all loss, liability, and expense, including reasonable attorneys' fees and reasonable court costs actually paid, incurred by it in connection with such litigation.

                                  CONDEMNATION

         22.01 If, at any time during the term of this Lease, title to the entire Leased Premises should become vested in a public or quasi-public authority by virtue of the exercise of expropriation, appropriation, condemnation or other power in the nature of eminent domain, or by voluntary transfer from the owner of the Leased Premises under threat of such a taking then this Lease shall terminate as of the time of such vesting of title, after which neither party shall be further obligated to the other except for occurrence antedating such taking. The same results shall follow if less than the entire Leased Premises be thus taken, or transferred in lieu of such a taking, but to such extent that it would be legally and commercially impossible for Tenant to occupy the portion of the Leased Premises remaining, and impossible for Tenant to reasonably conduct his trade or business therein.

         22.02 Should there be such a partial taking or transfer in lieu thereof, but not to such an extent as to make such continued occupancy and operation by Tenant an impossibility, then this Lease shall continue on all of its same terms and conditions subject only to an equitable reduction in rent proportionate to such taking.

         22.03 In the event of any such taking or transfer, whether of the entire Leased Premises, or a portion thereof, it is expressly agreed and understood that, with the exception of those sums awarded for the purpose of paying Tenant's moving and business interruption expense, all sums awarded, allowed or received in connection therewith shall belong to Landlord, and any rights otherwise vested in Tenant are hereby assigned to Landlord, and Tenant shall have no interest in or claim to any such sums or any portion thereof, whether the same be for the taking of the property or for damages, or otherwise.

                                     NOTICES

         23.01 All notices, requests, demands and other communications required or permitted hereunder excluding consents shall be in writing and shall be deemed to have been duly given when delivered by postage pre-paid certified or registered mail, return receipt requested (the


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return receipt constituting prima facie evidence of the giving of such notice, request, demand or other communication) to the following address or such other address of which a party subsequently may give notice to all the other parties:

To:      L-J Properties Inc.
                                                     3900 Steve Reynolds Blvd.
                                                     Norcross, Georgia  30093
                                                     Attention:  Craig A. Ponzio



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         with copies to:                             Trotter Smith & Jacobs
                                                     400 Colony Square
                                                     Suite 2200
                                                     1201 Peachtree Street, NE
                                                     Atlanta, Georgia  30361
                                                     Attention:  Philip H. Moise

                                                              and

                                                     Craig A. Ponzio
                                                     320 Dashing Wave Lane
                                                     Alpharetta, Georgia  30202

To:      Larson-Juhl Inc.
                                                     3900 Steve Reynolds Blvd.
                                                     Norcross, Georgia  30093
                                                     Attention:  Craig A. Ponzio

         with copies to:                             Trotter Smith & Jacobs
                                                     400 Colony Square
                                                     Suite 2200
                                                     1201 Peachtree Street, NE
                                                     Atlanta, Georgia  30361
                                                     Attention:  Philip H. Moise

                                     WAIVER

         24.01 The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                             EFFECT OF HOLDING OVER

         25.01 If Tenant should remain in possession of the Leased Premises after the expiration of the lease term and without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions, and obligations of this Lease insofar as the same are applicable to a month to month tenancy.


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                                  SUBORDINATION

         26.01 This Lease, at Landlord's option, shall be subordinate to any ground lease, first priority mortgage, first priority deed of trust, or first priority security deed now or hereafter placed upon the real property of which the Leased Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.

         26.02 Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any such ground lease, mortgage, deed of trust, or security deed, as the case may be. If requested to do so, Tenant agrees to attorn to any person or other entity that acquires title to the real property encompassing the Leased Premises, whether through judicial foreclosure, sale under power, or otherwise, and to any assignee of such person or other entity.

                              ESTOPPEL CERTIFICATE

         27.01 Upon thirty (30) days notice from Landlord to Tenant, Tenant shall deliver a certificate dated as of the first day of the calendar month in which such notice is received, executed by an appropriate officer, partner or individual, in the form as Landlord may require and stating to the best of its actual knowledge but not limited to the following: (i) the commencement date of this Lease; (ii) the space occupied by Tenant hereunder; (iii) the expiration date hereof; (iv) a description of any renewal or expansion options; (vi) the amount of rental currently and actually paid by Tenant under this Lease; (v) the nature of any default or claimed default hereunder by Landlord and (vii) that Tenant is not in default hereunder nor has any event occurred which with the passage of time or the giving of notice would become a default by Tenant hereunder.

                               MORTGAGE PROTECTION

         28.01 In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed or trust or holder of a security deed or mortgage covering the Leased Premises whose address shall have been furnished it, and shall offer such beneficiary or holder a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

                           OPTION TO RE-LEASE PREMISES

         29.01 Provided Tenant is not in default of its obligations under this lease, Tenant shall have two, thirty-six (36) month options to renew this Lease in "as is" condition on the same terms and conditions herein except the Monthly Base Rent shall be adjusted to a market rate or a rate agreed upon by Landlord and Tenant.

                            MISCELLANEOUS PROVISIONS

         A. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word "persons" shall include corporations, firm or association. If there be more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

         B. The headings or titles to paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

         C. This instrument contains all of the agreements and conditions made between the parties to this Lease and may not be modified orally or in any other manner than by agreement in writing signed by all parties to this Lease.

         D. Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.

         E. Subject to paragraph 18, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant.

         F. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent.

         G. Where the consent of a party is required, such consent will not be reasonably withheld.

         H. This Lease shall create the relationship of Landlord and Tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and/or sale and not assignable by Tenant except as provided in paragraph 18.01 hereof.

         I. Tenant acknowledges and agrees that Landlord shall not provide guards or other security protection for the Leased Premises and that any and all security protection shall be the sole responsibility of Tenant.

         J. This Lease shall be governed by Georgia Law.

         K. Tenant shall not record this Lease or a memorandum thereof without the written consent of Landlord. Upon the request of Landlord, Tenant shall join in the execution of a memorandum or so-called "short form" of this Lease for the purpose of recordation. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises and the lease term, and shall incorporate this Lease by reference.

         L. Landlord's liability for performance of its obligations under the terms of this Lease shall be limited to its interest in the Leased Premises.

         IN WITNESS WHEREOF, the parties hereto who are individuals have set their hands and seals, and the parties who are corporations have caused this instrument to be duly executed by its proper officers and its corporate seal to be affixed, as of the day and year first above written.

                                  LANDLORD

                                           L-J Properties Inc.
                                  --------------------------------------

                                  By:      /s/ Patty G. Kauppi
                                     -----------------------------------
                                           Name: Patty G. Kauppi
                                           Its: Assistant Secretary


                                  TENANT

                                           Larson-Juhl Inc.
                                  --------------------------------------


                                  By:      /s/ Steve M. Scheppmann
                                     -----------------------------------
                                           Name: Steve M. Scheppmann
                                           Its: V.P. - Finance

                                   EXHIBIT "A"

                          Legal Description (Boundary)


All that tract or parcel of land lying and being in Land Lot 202 of the 6th District of Gwinnett County, Georgia and being more particularly described as follows:

BEGINNING at the point of intersection of the easterly right-of-way line of Steve Reynolds Boulevard, a variable width right-of-way formerly know as Franklin Road, with the southerly mitered right-of-way line of Pavilion Place, an 80-foot right-of-way, thence along said right-of-way miter of Pavilion Place north 79 degrees 03 minutes 23 seconds east a distance of 30.10 feet to an iron pin found; thence continuing along said right-of-way south 55 degrees 56 minutes 37 seconds east a distance of 145.88 feet to the point of curvature of a curve to the left having a radius of 612.96 feet, a chord bearing of south 62 degrees 46 minutes 51 seconds east and a chord distance of 145.94 feet; thence continuing along said right-of-way and curve an arc distance of 146.29 feet to a point; thence continuing along said right-of-way south 69 degrees 37 minutes 05 seconds east a distance of 115.80 feet to the point of curvature of a curve to the right having a radius of 25.00 feet, and a chord bearing of south 49 degrees 33 minutes 30 seconds east and a chord distance of 17.15 feet; thence continuing along said right-of-way and curve an arc distance of 17.51 feet to the point of curvature of a curve to the left having a radius of 60.00 feet, a chord bearing of south 84 degrees 23 minutes 05 seconds east and a chord distance of 98.16 feet; thence continuing along said right-of-way and curve and arc distance of
114.95 feet to an iron pin found; thence departing said right-of-way south 49 degrees 16 minutes 13 seconds east a distance of 19.94 feet to an iron pin found; thence south 59 degrees 55 minutes 01 seconds east a distance of 71.94 feet to an iron pin found; thence south 11 degrees 20 minutes 22 seconds east a distance of 104.60 feet to an iron pin found; thence south 34 degrees 00 minutes 47 seconds west a distance of 173.06 feet to an iron pin set; thence south 55 degrees 59 minutes 13 seconds east a distance of 257.65 feet to an iron pin set on the land lot line common to Land Lots 183 and 202, aforesaid county and district; thence along said land lot line south 59 degrees 38 minutes 47 seconds west a distance of 530.75 feet to an iron pin found; thence continuing along said land lot line south 59 degrees 35 minutes 15 seconds west a distance of
263.31 feet to a point in the centerline of Bromolow Creek (hereinafter referred to as "Point A"); thence departing said land lot line and thence in a generally northwesterly direction along the centerline of Bromolow Creek, and following the meanderings thereof, 659.24 feet, more or less, to a point on the easterly right-of-way line of Steve Reynolds Boulevard (hereinafter referred to as "Point B") (the aforesaid Point A and Point B being connected by traverse lines commencing at Point A and terminating at Point B as follows: north 37 degrees 03 minutes 02 seconds west a distance of 21.68 feet; north 31 degrees 18 minutes 01 seconds west a distance of 149.78 feet; north 32 degrees 51 minutes 51 seconds west a distance of 70.59 feet; north 34 degrees 13 minutes 53 seconds west a distance of 77.11 feet; north 28 degrees 08 minutes 06 seconds west a distance of 43.89 feet; north 39 degrees 59 minutes 51 seconds west a distance of 48.51 feet; north 25 degrees 25 minutes 13 seconds west a distance of 31.68 feet; north 32 degrees 34 minutes 59 seconds west a distance of 45-09 feet; north 25 degrees 18 minutes 03 seconds west a distance of 54.12 feet; north 40 degrees 31 minutes 41 seconds west a distance of 46.85 feet; and north 56 degrees 21 minutes 28 seconds west a distance of 69.94 feet to said Point B; thence along said easterly right-of-way line of Steve Reynolds Boulevard north 34 degrees 03 minutes 23 seconds east a distance of 616.09 feet to a point being the POINT OF BEGINNING.


Said Property being shown as Tracts 1 and 2, containing a total of 13.946 acres of land on that certain survey for L-J Properties Inc., Weeks Super Partnership, Ltd., A.R. Weeks & Associates, Inc., The First National Bank of Atlanta and Ticor Title Insurance Company of California, dated September 24, 1990, prepared by Pinion & McGaughey Land Surveyors, Inc. and bearing the seal and certification of George H. Pinion, G.R.L.S. No. 1606, said property being all of Lot 4, Block A, of Unit III of Gwinnett Pavilion Subdivision; a portion of Lot 3, Block A of Unit III of Gwinnett Pavilion Subdivision and a portion of lot 1, Block D of Unit 1 of Gwinnett Pavilion Subdivision as presently platted and recorded in Plat Book 46, page 224 and Plat Book 51, page 4 of Gwinnett County, Georgia Records.